UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 16, 2005, Eagle Financial Services, Inc. (the “Company”) notified Yount, Hyde & Barbour, P.C. that it will be dismissed as the Company’s independent registered public accounting firm. The firm of Yount, Hyde & Barbour, P.C. served as the Company’s independent registered public accounting firm during 2004. The Sarbanes-Oxley Act of 2002 caused the Board of Directors to evaluate whether to continue the Company’s relationship with this firm during 2005. Under this Act, Yount, Hyde & Barbour, P.C. would be prohibited from performing certain services for the Company. In evaluating this relationship, the Board of Directors and its Audit Committee determined that the Company wishes to rely more heavily on Yount, Hyde & Barbour, P.C. to perform services that would be prohibited if this firm continued to serve as the independent registered public accounting firm and, therefore, a different independent accountant would have to be selected for 2005. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company.

The firm of Smith, Elliott, Kearns & Company has been selected by the Board of Directors and its Audit Committee as the independent registered public accounting firm for the Company for the fiscal year 2005. Prior to being selected as the Company’s independent registered public accounting firm, this firm performed the internal audit function for the Company’s subsidiary, Bank of Clarke County (the “Bank”), during 2003 and 2004. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company.

The decision to change accountants, including the dismissal of Yount, Hyde & Barbour, P.C. and the appointment of Smith, Elliott, Kearns & Company, was made by the Board of Directors and its Audit Committee on March 16, 2005. The report of Yount, Hyde & Barbour, P.C. on the Company’s financial statements for each of the two fiscal years ended December 31, 2003 did not, and for the fiscal year ended December 31, 2004 will not, contain an adverse opinion or a disclaimer of opinion, and was not and will not be qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two fiscal years ended December 31, 2003 and during the subsequent period preceding March 16, 2005, there has been no disagreement with Yount, Hyde & Barbour, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yount, Hyde & Barbour, P.C., would have caused Yount, Hyde & Barbour, P.C. to make reference to the subject matter of the disagreements in connection with its report.

In addition, during the two most recent fiscal years and the interim period through March 16, 2005, the Company did not consult with Smith, Elliott, Kearns & Company regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or any other matters or events that are required to be disclosed by applicable securities laws.

The Company has provided Yount, Hyde & Barbour, P.C. a copy of this Current Report. A letter from Yount, Hyde & Barbour, P.C. dated March 17, 2005 and addressed to the Securities and Exchange Commission regarding this matter is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is being furnished pursuant to Item 4 above.

Exhibit No.	Description
16.1	Letter dated March 17, 2005 from Yount, Hyde & Barbour, P.C. regarding this change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005

Eagle Financial Services, Inc.

By:	/s/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary-Treasurer

Exhibit Index

Exhibit No.	Description
16.1	Letter dated March 17, 2005 from Yount, Hyde & Barbour, P.C. regarding this change in certifying accountant.